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                                            IPALCO ENTERPRISES, INC.                      EXHIBIT 11.1

                                       Computation of Per Share Earnings

                              For the Years Ended December 31, 1998, 1997 and 1996
                                             (Dollars in Thousands)


YEAR ENDED DECEMBER 31, 1998:
                                                                                 Basic               Diluted
                                                                             ---------------      ---------------
Weighted average number of shares
        Average common shares outstanding at December 31, 1998                   89,979,192           89,979,192
        Dilutive effect for stock options at December 31, 1998                           -             1,297,978
                                                                             ---------------      ---------------
        Adjusted weighted average shares at December 31, 1998                    89,979,192           91,277,170
                                                                             ===============      ===============

Net income to be used to compute
   diluted earnings per share
       Net income                                                                  $130,119             $130,119
                                                                             ===============      ===============

Earnings per share                                                                    $1.45                $1.43
                                                                             ===============      ===============


YEAR ENDED DECEMBER 31, 1997:
                                                                                 Basic               Diluted
                                                                             ---------------      ---------------
Weighted average number of shares
        Average common shares outstanding at December 31, 1997                   95,883,514           95,883,514
        Dilutive effect for stock options at December 31, 1997                           -               571,166
                                                                             ---------------      ---------------
        Adjusted weighted average shares at December 31, 1997                    95,883,514           96,454,680
                                                                             ===============      ===============

Net income to be used to compute
   diluted earnings per share
       Income before cumulative effect of accounting change                         $95,699              $95,699
       Cumulative effect of accounting change                                        18,347               18,347
                                                                             ---------------      ---------------
       Net income                                                                  $114,046             $114,046
                                                                             ===============      ===============

Income before cumulative effect of accounting change                                  $1.00                $0.99
Cumulative effect of accounting change                                                  .19                  .19
                                                                             ---------------      ---------------
Earnings per share                                                                    $1.19                $1.18
                                                                             ===============      ===============


YEAR ENDED DECEMBER 31, 1996:
                                                                                 Basic               Diluted
                                                                             ---------------      ---------------
Weighted average number of shares
        Average common shares outstanding at December 31, 1996                  113,848,822          113,848,822
        Dilutive effect for stock options at December 31, 1996                           -               232,740
                                                                             ---------------      ---------------
        Adjusted weighted average shares at December 31, 1996                   113,848,822          114,081,562
                                                                             ===============      ===============

Net income to be used to compute
   diluted earnings per share
       Net Income                                                                  $114,275             $114,275
                                                                             ===============      ===============

Earnings per share                                                                    $1.00                $1.00
                                                                             ===============      ===============


Per share amounts and the number of shares have been adjusted to reflect the two-for-one stock split as described in Note 14 in the Notes to Consolidated Financial Statements.

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